CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                       PIONEER PRINCIPAL PRESERVATION FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Principal Preservation Fund (hereby renamed "Pioneer Protected Principal
Plus Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

        o FIRST: The name of the Trust is Pioneer Principal Preservation Fund (hereby renamed "Pioneer Protected Principal Plus Fund")

        o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Principal Preservation Fund" to "Pioneer Protected Principal Plus Fund."

        o THIRD: This amendment shall become effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 6th day of September, 2002.


         /S/ JOHN F. COGAN, JR.
         John F. Cogan, Jr., as Trustee and not individually
































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